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                                                                    EXHIBIT 10.3


                                    EXHIBIT A
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                        Terms of Net Earnings Calculation

         The following is the replacement Exhibit A referred to in the
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Consulting Agreement (the "Agreement") dated as of July 5, 2001, by and between
CellStar Corporation (the "Company") and Alan H. Goldfield ("Consultant"). This Exhibit A supercedes the Exhibit A previously attached to the Agreement. All
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capitalized terms used but not defined in this Exhibit A shall either have the
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meanings assigned to them in the Agreement or, if such terms are not defined in the Agreement, shall refer to line items on the Company's consolidated statement of operations prepared in accordance with GAAP (defined below). When used in the numbered paragraphs below, the term, "Company" shall mean the Company and all direct and indirect subsidiaries of the Company. The headings of the numbered paragraphs below are included solely for convenience of reference and shall not control the meaning of any of the provisions of this Exhibit A.
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         Section 6(b) of the Agreement provides that the Company shall pay
Consultant five (5) percent of the Net Earnings that the Company generates during the Term (subject to Sections 4 and 5 of the Agreement). Except as specifically provided otherwise herein, Net Earnings shall be calculated by subtracting the costs and expenses described in paragraphs 2 through 10 below from New Business Line Revenues (defined below), all in accordance with U.S. generally accepted accounting principles applied on a consistent basis by the Company, except for changes required by U.S. generally accepted accounting principles ("GAAP"), and amounts due under Section 6(b) of the Agreement shall be paid as set forth below:

1. Revenues. Revenues from New Business Lines shall include only those amounts, if any, that (a) would properly be classified as "Revenues" in the Company's consolidated statement of operations and (b) are recognized as revenues from the sale or rental by the Company of products or the provision by the Company of services, as the case may be, within a New Business Line. Such revenues are referred to herein as "New Business Line Revenues."

2. Cost of Sales. Cost of Sales shall include only those costs and expenses incurred by the Company that (a) would properly be classified as "Cost of Sales" in the Company's consolidated statement of operations and (b) are directly associated or identifiable with New Business Line Revenues. If only a portion of a cost or expense that would otherwise be included in Cost of Sales is directly associated or identifiable with New Business Line Revenues, the Company shall include in the calculation of Net Earnings only that portion of such cost or expense that is directly associated or identifiable with New Business Line Revenues.

3. Selling, General and Administrative Expenses other than Bad Debt Expenses and Depreciation and Amortization Expenses. Only the Allocated Portion (defined below) of all Selling, General and Administrative Expenses incurred by CellStar International Corporation/Asia

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          ("CellStar Asia") and its direct and indirect subsidiaries other than all Parent Management Fees (defined below), Bad Debt Expenses (defined below) and Depreciation and Amortization Expenses (defined below) shall be included in the calculation of Net Earnings. "Allocated Portion" shall mean the quotient determined by dividing all New Business Line Revenues for the relevant time period by the total revenues of CellStar Asia and its direct and indirect subsidiaries for the same time period. All Parent Management Fees, Bad Debt Expenses and Depreciation and Amortization Expenses shall be included in the calculation of Net Earnings only as provided in paragraphs 4, 5 and 6 below.

4. Parent Management Fees. The Allocated Portion of the total operating expenses, administrative, management, information technology and other service fees, license and maintenance fees and royalties charged by CellStar Ltd. or its successors to CellStar Asia and its direct and indirect subsidiaries under Consulting and Technical Assistance Agreements and License Agreements or similar agreements (the "Parent Management Fees") for the relevant period will be included in the calculation of Net Earnings.

5.        Bad Debt Expenses.  Only those bad debt expenses of the Company
          ("Bad Debt Expenses") that are directly associated or identifiable with New Business Lines shall be included in the calculation of Net Earnings. If only a portion of a Bad Debt Expense is directly associated or identifiable with New Business Lines, then the Company shall include in the calculation of Net Earnings only that portion of such Bad Debt Expense that is directly associated or identifiable with New Business Lines. If a Bad Debt Expense is included in the calculation of Net Earnings and all or a portion of the account receivable included in such Bad Debt Expense is subsequently collected by the Company at any time during the Term, then such portion of the account receivable included in such Bad Debt Expense that was subsequently collected shall be recognized as revenues for the period during which it was collected, and Net Earnings from prior periods shall not be recalculated to reflect the collection of such accounts receivable.

6. Depreciation and Amortization Expenses. Depreciation and amortization expenses, including without limitation any impairment charges, incurred by CellStar Asia and its direct and indirect subsidiaries ("Depreciation and Amortization Expenses") shall be calculated in accordance with GAAP on those assets that are directly associated or identifiable with New Business Lines conducted by the Company, and such Depreciation and Amortization Expenses shall be included in the calculation of Net Earnings. If the depreciation or amortization expense is on an asset only a portion of which is directly associated or identifiable with a New Business Line, then the Company shall include in the calculation of Net Earnings that portion of such depreciation or amortization expense that is equal to that portion of the asset that is directly associated or identifiable with a New Business Line.


7. Interest Expense. Interest expense shall be calculated by applying the Company's Weighted Average Interest Rate (defined below) to the amount of the investment the Company has made to



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          support New Business Lines, which shall include, without limitation, loans, advances, equity investments, capital expenditures and the amount of Adjusted Working Capital (defined below) that supports New Business Lines. In any event, interest expense attributable to investments made to support the Company's operations in the United States shall not be included in the calculation of Net Earnings. "Weighted Average Interest Rate" shall mean the rate of interest per annum determined by calculating the Company's weighted average rate of interest per annum during the relevant time period based on the amounts included as "notes payable" and/or "debt" on the Company's balance sheet. "Adjusted Working Capital" shall mean the dollar amounts of (a) inventory, plus (b) accounts receivable, minus (c) accounts payable for the relevant time periods, but cannot in any event be a negative number.

8. Extraordinary Items. Those items that would properly be classified as extraordinary items under GAAP shall be excluded from the calculation of Net Earnings unless such items are directly associated or identifiable with New Business Lines, in which case the portion of such items that is directly associated or identifiable with New Business Lines shall be included in the calculation of Net Earnings.

9. Currency Exchange and Hedging Transactions. Gains, income, losses and expenses from currency exchange and hedging transactions shall be included in the calculation of Net Earnings only if such items are directly associated or identifiable with New Business Lines. If only a portion of any gain, income, loss or expense is directly associated or identifiable with a New Business Line, then the Company shall include in the calculation of Net Earnings only that portion of such gain, income, loss or expense that is directly associated or identifiable with a New Business Line.

10. Income Taxes. The amount of taxes that shall be included in Provision for Income Taxes shall be determined by multiplying (a) the earnings before taxes from New Business Lines calculated in accordance with the procedures set forth in paragraphs 1 through 9 of this Exhibit A, by
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          (b) the applicable statutory tax rate(s) for the entity that recognized such earnings before taxes from New Business Lines.

11. Payment of Amounts to Consultant. The payment of all amounts due to Consultant under Section 6(b) of the Agreement shall be calculated and made as follows:


          a. Quarterly Calculation and Payment. The Company shall, on or before the date the Company issues a press release announcing quarterly earnings after the end of each fiscal quarter (other than the Company's fourth fiscal quarter) during the Term but in no event later than forty-five (45) days after the end of such fiscal quarter, calculate the Net Earnings (if any) for such quarter and send Consultant a copy of such calculation, along with a Company check payable to Consultant in an amount equal to seventy-five (75) percent of five (5) percent of the Net Earnings (if any) for such fiscal quarter (a "Quarterly Payment"). The remaining twenty-five (25) percent of the five (5) percent of the Net


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                    Earnings (the "Withheld Quarterly Amount") shall be withheld by the Company pending a determination of Net Earnings under paragraph 11.b after the end of the fiscal year with respect to which the Quarterly Payment is made.

         b. Annual Calculation and Payment. The Company shall, on or before the date the Company issues a press release announcing annual earnings after the end of each fiscal year during the Term, but in no event later than ninety (90) days after the end of such fiscal year, calculate the Net Earnings (if any) for such fiscal year and send Consultant a copy of such calculation (an "Annual Net Earnings Statement"). If the amount due Consultant under Section 6(b) of the Agreement for such fiscal year exceeds the total amount of the Quarterly Payments the Company previously paid to Consultant with respect to such fiscal year, then the Company shall include with such Annual Net Earnings Statement a Company check payable to Consultant in an amount equal to such excess plus any interest that Consultant may be due as provided below in this paragraph 11.b. The Company shall pay Consultant interest on a Withheld Quarterly Amount only if Net Earnings for the fiscal year with respect to which the Withheld Quarterly Amount was withheld exceeds Net Earnings for the fiscal quarter for which the Withheld Quarterly Amount was withheld. Any such interest shall accrue at the Weighted Average Interest Rate from the date the related Quarterly Payment was due.

                    If the aggregate Quarterly Payments for any fiscal year exceed the amount due Consultant under Section 6(b) of the Agreement for such fiscal year, then the Company shall include in such Annual Net Earnings Statement a calculation of such excess. Consultant shall be required to repay to the Company the amount of any such excess, plus any interest determined as set forth below in this paragraph 11.b and set forth on such Annual Net Earnings Statement, within ten (10) days after receiving such Annual Net Earnings Statement (subject to Consultant exercising his right to dispute the Annual Net Earnings Statement pursuant to paragraph 12 of this Exhibit A). Consultant shall pay the Company interest
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                    on a Quarterly Payment only if the Company has no Net
                    Earnings for the fiscal year with respect to which the Quarterly Payment was made. Any such interest shall accrue at the Weighted Average Interest Rate from the date the Company paid the Quarterly Payment.

12. Procedure to Dispute Calculation of Net Earnings. Consultant shall be entitled to challenge the Company's calculation of Net Earnings in an Annual Net Earnings Statement by following the procedure set forth in this paragraph 12. Consultant shall not be entitled to challenge the Company's quarterly calculation of Net Earnings under paragraph 11.a of this Exhibit A. During the Term, Consultant shall have reasonable access to the books and records of the Company. If Consultant desires to dispute an Annual Net Earnings Statement, Consultant shall notify Company of his objections within thirty (30) days after delivery of the Annual Net Earnings Statement and shall set forth in reasonable detail in such notice the reason for Consultant's objections. If


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          Consultant fails to deliver such notice within such time period,
          Consultant shall be deemed to have accepted such Annual Net Earnings Statement and shall not be entitled to dispute such Annual Net Earnings Statement. If Consultant timely delivers such notice, Company and Consultant shall endeavor in good faith to resolve their dispute over the Annual Net Earnings Statement within thirty (30) days after Company's receipt of Consultant's notice. If they are unable to resolve their disputes within such thirty (30) day dispute resolution period, any disputes will be resolved by a panel of accountants, with the Company selecting an accounting firm of national reputation and standing within twenty (20) days after the conclusion of such thirty
          (30) day dispute resolution period, Consultant selecting an accounting firm of national reputation and standing within twenty (20) days after the conclusion of such thirty (30) day dispute resolution period and such two accounting firms then selecting a third accounting firm within ten (10) days after the end of such twenty (20) day selection period. The panel of accounting firms shall decide the dispute and issue a written summary of its decision within ninety (90) days after all accounting firms included in such panel have been selected. The Company and Consultant shall cooperate with each other and the panel of accounting firms in the panel's resolution of the dispute, including without limitation, allowing Consultant and the panel of accountants reasonable access to the books and records of the Company. The decision of the panel of accountants shall be final and binding on the Company and Consultant. Any party shall make any further payment required to comply with such decision within ten (10) business days after such decision is rendered. If the Company's calculation of Net Earnings is more than three (3) percent less than the correct calculation of the amount of Net Earnings, the Company shall pay all costs and expenses of the panel of accountants under this paragraph 12 and all reasonable costs and expenses incurred by Consultant in challenging such Net Earnings Calculation (whether or not a panel is selected). Otherwise, Consultant shall pay all costs and expenses of the panel of accountants under this paragraph 12.

13. Miscellaneous. If the Company defers the recognition of New Business Line Revenues or accelerates the recognition of expenses included in the calculation of Net Earnings in a manner that is not in accordance with GAAP, then such deferral of New Business Line Revenues or acceleration of expenses shall be ignored for purposes of calculating Net Earnings under this Exhibit A. In no event shall any item be
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          included in the calculation of Net Earnings more than once.

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         IN WITNESS WHEREOF, the undersigned acknowledge and agree as of
September 14, 2001 to the terms and conditions set forth on this Exhibit A to
                                                                 ---------
the Consulting Agreement dated as of July 5, 2001, by and between CellStar Corporation and Alan H. Goldfield.

                          Consultant:

                          /s/ ALAN H. GOLDFIELD
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                          Alan H. Goldfield

                          The Company:

                          CELLSTAR CORPORATION



                          By: /s/ ELAINE FLUD RODRIGUEZ
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                          Name:  Elaine Flud Rodriguez
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                          Title: Senior Vice President and General Counsel
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